Exhibit 99.1
FINAL TRANSCRIPT
     DWSN — Q1 2009 Dawson Geophysical Earnings Conference Call
     Event Date/Time: Feb. 04.2009 / 10:00AM ET

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FINAL TRANSCRIPT
Feb. 04. 2009 /10:00AM, DWSN — Q1 2009 Dawson Geophysical Earnings Conference Call
CORPORATE PARTICIPANTS
Steve Jumper
Dawson Geophysical — President, CEO
Christina Hagan
Dawson Geophysical — EVP
CONFERENCE CALL PARTICIPANTS
Pierre Connor
Capital One — Analyst
Collin Gerry
Raymond James — Analyst
Gary Lenhoff
Ironworks Capital — Analyst
PRESENTATION
Operator
At this time, I would like to welcome everyone to the Dawson Geophysical first quarter 2009 earnings results conference call. (Operator Instructions). I would now like to turn today’s call over to Steve Jumper, President and CEO of Dawson Geophysical. Please go ahead, Sir.

Steve Jumper — Dawson Geophysical — President, CEO
Thank you, Cynthia, Good morning, and welcome to Dawson Geophysical Company’s first quarter 2009 earnings and operations conference call. As Cynthia said, my name is Steve Jumper, I’m President and Chief Executive Officer of the Company. Joining me on the call are Christina Hagan, Executive Vice President and Chief Financial Officer, Decker Dawson, Chairman and Founder of the Company and Ray Tobias, Executive Vice President and Chief Operating Officer.
As in the past, today’s call will be presented in three segments. Following these opening remarks, Chris will discuss our financial results. I will then return for an operations update and then open the call up for questions. As in the past, the call is scheduled for 30 minutes and as always we will not provide any guidance. At this point I will turn control of the call to Chris Hagan, our CFO to discuss our financial results for the first quarter.

Christina Hagan — Dawson Geophysical — EVP
Thank you, Steve. First I will share our Safe Harbor provisions. In accordance from the Safe Harbor provision of the Private Securities Litigation Reform Act of 1995, Dawson Geophysical Company cautions that statements made today in this conference call which are forward looking and which provide other than historical information involve risk and uncertainties that may materially affect the Company’s actual results of operations. These risks include but are not limited to the volatility of oil and natural gas prices, disruptions in the global economy, dependence upon energy industry spending, limited number of customers, credit risk related to our customers, cancellations of service contracts, high fixed costs of operations, weather interruptions, inability to obtain land access rights of way, industry competition, managing growth, the availability of capital resources and operational disruptions.
A discussion of these and other factors including risks and uncertainties as set forth in the Company’s 10K for the fiscal year ending September 30, 2008. Dawson Geophysical Company disclaims any intention or obligations to revise forward-looking statements

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FINAL TRANSCRIPT
Feb. 04. 2009 /10:00AM, DWSN — Q1 2009 Dawson Geophysical Earnings Conference Call
whether as a result of new information, future events or otherwise. During this conference call, Dawson will make a reference to EBITDA which is a non-GAAP financial measure.
A reconciliation of this non-GAAP measure to the applicable GAAP measure can be found in the Dawson’s current earnings release, a copy of which is located on the Dawson’s website, www.dawson3d.com. With that, today we reported revenues of $80,216,000 for the quarter ending December 31, 2008. Our first quarter of fiscal 2009 compared to $77,599,000 for the same quarter in fiscal 2008, an increase of 3%.
Revenues in the first quarter of fiscal 2009 continue to include third party charges related to the use of helicopter support services, specialized survey technology and dynamite energy sources. The sustained high level of these charges is driven by our continued operations in areas of limited access such as Appalachian Basin, Arkansas, the Val Verde Basin in Texas and in Eastern Oklahoma. We are reimbursed for these expenses by our clients.
Net income for the first quarter of fiscal 2009 was $7,734,000 compared to $7,704,000 in the same quarter of fiscal 2008. Earnings per share for the first quarter of fiscal 2009 were $1, included in the first quarter earnings results was a 19% increase in depreciation charges from the prior year period reflecting our capital investment in growth during fiscal 2008. EBITDA for the first quarter of fiscal 2009 was $19,162,000 compared to $17,970,000 in the same quarter fiscal 2008, an increase of 7%. With that, Steve, I will turn it back to you.

Steve Jumper — Dawson Geophysical — President, CEO
Thank you, Chris. While we are pleased with our first quarter results in what has historically been our most challenging quarter due to shorter days, adverse weather conditions and the holiday season, during the quarter we experienced a significant decrease in the demand for our services due to the global economic slowdown and resulting weakness in commodity prices from reduced demand for oil and natural gas. As a result of the decrease in commodity prices, most if not all of our E&P clients have greatly reduced our capital budgets for exploration and development activities.
During the quarter, several large projects were delayed or reduced in size and a small number of projects were canceled. These demand reductions will begin to impact crew scheduling and utilization in the latter part of the second quarter. As a result, we anticipate a reduction in crew count of up to four crews. We currently operate 16 data acquisition crews.
While a reduction in crew count is not optimal, it allows us to align our services with demand decisions being driven by our exploration and production company clients. The reduction will help us maintain our solid financial structure and not add any long term debt. The reduction positions the company to quickly respond once increased demand by exploration and production companies returns. Equipment from the discontinued crews will be deployed to existing data acquisition crews and we will retain the most skilled and adept crew of employees.
As we have stated in the past, crew count is not the only metric by which a seismic acquisition company is measured. The redeployment of equipment on to other existing crews, we believe, will give us a competitive advantage in channel count per crew by allowing for increase productivity in crew efficiency. In today’s cost sensitive environment, we believe this will allow us to continue to provide added value to our clients by providing cost effective high resolution sub surface images in a shorter cycle time.
Capital expenditures of $3,575,000 during the first quarter were used to purchase an ARAM ARIES II Recording System equipped with channels from existing crews along with replacement vehicles. The ARAM ARIES II System replaced an I/O MRX Recording System on an existing crew. The Company maintained the operation of the I/O MRX II system on a small 2D crew into late January of ‘09.

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Feb. 04. 2009 /10:00AM, DWSN — Q1 2009 Dawson Geophysical Earnings Conference Call
Due to current market conditions, the Company plans to limit its capital expenditures in the near term to necessary maintenance requirements rather than investing in additional equipment as in the past few years. The board of directors had originally approved a capital budget for fiscal 2009 of $20 million. There have been many up and down cycles in our 56 year history which gives us the experience and insight required to respond to this down cycle proactively without sacrificing service quality or safety.
The need for exploration and production companies, even with reduced capital budgets to diminish dry hole risk and minimize finding and development costs are always key operating priorities and will be even more important than ever in today’s environment. And while today’s environment is difficult and there are uncertainties in both our industry and in other sectors of the economy, we are not without optimism.
We just delivered our 21st consecutive quarter of profitability. We have a strong balance sheet and financial structure. We have and will stay committed to our business strategies. We retain and employ the best people in the industry. We operate with a conservative financial structure as evidenced by our debt-free balance sheet. We provide a wide range of services necessary to compete at the highest level. We stay focused on our core of business helping our clients find oil and natural gas in the lower 48. We operate the most technologically advanced equipment and processes available to the industry. And we supply our services in response to our client’s demands and needs while maintaining strong relationships with operators of all sizes. At Dawson Geophysical we believe that challenging times bring new opportunities and as in the past down cycles, we remain focused on maintaining financial strength in building capabilities for delivering value for our clients.
The strength of our balance sheet, lack of long-term debt, our more than $63 million of working capital and $40 million available under our revolving line of credit provides us with the financial strength required to endure this period and capture future opportunities. Our ability to help companies reduce dry hole risk in lower and finding and development costs allows us to further leverage our skillset and assist our clients, even during difficult times. And with that, operator, I believe we are ready for questions.

QUESTIONS AND ANSWERS
Operator
(Operator Instructions). Your first question comes from the line of Pierre Connor with Capital One.

Pierre Connor — Capital One — Analyst
Good morning, everybody.

Steve Jumper — Dawson Geophysical — President, CEO
Good morning, Pierre. How are you?

Pierre Connor — Capital One — Analyst
I’m fine, how are you all?

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FINAL TRANSCRIPT
Feb. 04. 2009 /10:00AM, DWSN — Q1 2009 Dawson Geophysical Earnings Conference Call
Steve Jumper — Dawson Geophysical — President, CEO
Well, we are doing good, thanks.

Pierre Connor — Capital One — Analyst
Good. (inaudible) the right place. Let me — a couple of things. First a broad question, Steve and Decker, maybe. You know, you didn’t mention acquisitions. In these times — do you, and it is just a question of duration, what is your thought about that? And strategy.

Steve Jumper — Dawson Geophysical — President, CEO
Well, at this point, Pierre, I don’t think we see an opportunity out there that fits our needs and our plans at this point. As always, we always look at opportunities as they arise and we look at opportunities all across the board. At this point we don’t have anything in mind.

Pierre Connor — Capital One — Analyst
Okay. I appreciate the thought on that. Let me ask you more specifically, — as you move some people and equipment off of the crews that you expect to go down on to existing crew, should we expect that the average cost per day per crew is going to go up some as a result of that?

Steve Jumper — Dawson Geophysical — President, CEO
Pierre, where I think we are headed is we have been operating under a 50/50 mix, approximately a 50/50 mix term or day rate contracts versus turnkey and I’m getting a sense that we will probably see a move more toward turnkey contracts. In other words, contracts priced on a per square mile basis if it’s a 3-D or per linear mile basis if it’s a 2-D. And so I don’t think that we will see, necessarily, an increase in, quote, underlying day rate for crew but I think what we will begin to see is us with the ability to leverage the expanded equipment and potential expanded crew personnel that we believe will allow us to increase productivity and increase efficiencies. In other words, we will be able to acquire, we believe and we hope, more units per — on a daily basis.
As in the past, your ability to increase revenue daily is certainly much higher with turnkey contracts as opposed to day rates, but along with the turnkey contracts going to become more risk involved. There is more, you have more risk related to accessibility and downtime and to a certain extent weather. We are going to build in more risk.
I think we have a chance to at least hold if not increase revenue per day, but I will caution that the market is competitive and pricing is more difficult than it has been in recent quarters and recent years, certainly. I think we have a suite of services in-house and some skillsets I think will allow us to compete and do well in this, what is shaping up to be a very difficult time.

Pierre Connor — Capital One — Analyst
With moving this equipment and being more efficient, you previously stated that backlog extended well into ‘09. Are you effectively accelerating and has there been any additional bidding that would fill that in? Or are we kind of moving forward right now and waiting to see what comes up for additional activity?

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Feb. 04. 2009 /10:00AM, DWSN — Q1 2009 Dawson Geophysical Earnings Conference Call
Steve Jumper — Dawson Geophysical — President, CEO
We have always been hesitant, Pierre, to quantify our order book in any manner whether it be months or crew months or dollar amount, because we have always said that our order book, while we have felt good about it, our clients can cancel their contracts on very short order.
And so what changes the schedule is we have talked in the past about the difficulty in acquiring land access permits and right-of-way access agreements and things like that. So when you have a project that moves — that you have schedule and you have plans and encounter some type of permit or access agreement issue, it can move the schedule around. Our schedules have always been very fluid. And they are even more so today. So, we do have some holes in the schedule. We do have some issues. Things have changed quite a bit since the last time we were on the line three months ago. There is bidding activity out there. There are projects that we see coming down the line. There are projects that we have recently been awarded. It’s not a dead environment.
We do get a lot of comments such as we have this project and we will put it on hold. We will wait to see what happens to the first quarter. We are going to see what the capital budgets are like. All I can tell you at this point is that the order book is very fluid and it’s very dynamic and it changes on very short notice one way or the other. And so it’s very difficult for us to quantify what that order book looks like at this point.

Pierre Connor — Capital One — Analyst
Last one. Could you share with us, geographically, where those crews are coming, expected in the near term to come down?

Steve Jumper — Dawson Geophysical — President, CEO
They are widespread. We will probably lose one in the Appalachian Basin. We are going to lose one in, probably in the Barnett Shale Region. We will probably have one come down out of Arkansas and then one crew that has been floating region to region.

Pierre Connor — Capital One — Analyst
Okay. I’m going let some other ones. Thanks, guys.

Steve Jumper — Dawson Geophysical — President, CEO
Thanks, Pierre.

Operator
Your next question comes from the line of Collin Gerry with Raymond James.

Collin Gerry — Raymond James — Analyst
Good morning.

Steve Jumper — Dawson Geophysical — President, CEO
Hey, Collin, how are you?

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FINAL TRANSCRIPT
Feb. 04. 2009 /10:00AM, DWSN — Q1 2009 Dawson Geophysical Earnings Conference Call

Collin Gerry — Raymond James — Analyst
I’m doing pretty good. How about yourself?

Steve Jumper — Dawson Geophysical — President, CEO
Well, we are hanging in there.

Collin Gerry — Raymond James — Analyst
Good to hear.

Steve Jumper — Dawson Geophysical — President, CEO
Better days.

Collin Gerry — Raymond James — Analyst
Yes, I want to dial into the contract changes that you mentioned. Just could you give us a little more detail or color around that? Is it part of overall CapEx cuts? Would you say that seismic has been disproportionately smaller of the CapEx cuts or larger in some cases? Has it been more oil or gas plays? Has there been some differentiation between the oil or gas component?

Steve Jumper — Dawson Geophysical — President, CEO
Well, how we stack up in the — in terms of percentage, of the CapEx cut, the CapEx cuts that the E&P companies are putting out appear to be very widespread and across the board. I really don’t know at this point if our, if we are disproportional one way or the other. We have been driven predominantly in the last three, four, five years by the natural gas markets. And we were beginning to see, sometime in ‘08, more work geared toward the oil side predominantly in some of these oil shale plays that we have been hearing a lot about. And obviously those at $40 oil probably are not economic so we have seen a significant slowdown in the oil shale plays.
There is still quite a bit of work in the gas shale plays. There is still acreage positions that are — that need to be evaluated. There are still lease obligations that are in play. So that’s driving our level of activity probably more than anything else right now. Continues to be natural gas. But when natural gas prices down around $4.50 it’s making those things pretty tough as well. I think our mix going more towards turnkey is probably several things. One is that it’s putting more risk on us and seeing more companies that are wanting to more or less cap their exposure in a region. They want to make sure that they know what this particular project is going to cost. You are somewhat open ended on a day rate contract.
But on a turnkey, they have a pretty good idea of what their fixed costs are going to be. What we are not seeing are the large blanket contracts that would come in and say we will keep a crew busy for six months or a year. And that’s where you had a lot of the day rate contracts come into play. You could actually see value over a long period of time. And what we are seeing now are more commitments from E&P operators of all sizes, smalls all the way up to the majors that are becoming more project oriented as opposed to more regionally oriented if that makes any sense.

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Feb. 04. 2009 /10:00AM, DWSN — Q1 2009 Dawson Geophysical Earnings Conference Call
Collin Gerry — Raymond James — Analyst
No, It does. And you mentioned on the turnkey contracts, I guess them wanting to have a better idea what their cost exposure is going to be. In your case have you seen the third party costs that may put you in the risk category? How are you seeing those trends and how are you able to kind of price that and keep your margins and so forth? Are you seeing your third party costs come down a little bit? Obviously fuels come down. What about the other costs? Labor and some of the helicopter services and so forth.

Steve Jumper — Dawson Geophysical — President, CEO
Fuel is down obviously as you said. Labor has not come down yet. We are going to look at cost cutting measures all the way across the board, Collin. We have been through this before. We have just an outstanding group of people that are not just committed to their seismic work but they have tremendous loyalty to us.
Labor costs will be looked at. Third party charges are certainly coming down. Drilling costs for dynamite surveys are down. Third party survey costs are down. Helicopter costs are down. And so I think everybody is working together.
I think we all recognize the pressure that is that on the E&P companies. I think we all recognize that we have to add value to what we are providing. And that our challenge is to continue to provide cost effective high resolution surveys. And we have always taken that approach to the business and I don’t think this downturn has changed the way we look at it. It will be tougher. It will be more difficult to do that. We are certainly having conversations with all of our vendors about the capital budget cuts and how we are going to utilize those dollars. I think we are being very proactive not just internally but externally as well.

Collin Gerry — Raymond James — Analyst
Okay. And then just final question, you spoke about kind of Dawson’s longevity and so forth. And we are looking into a downturn here. How do you see, and I have asked you this a couple times before, but how do you see your business being different in ‘09 versus say the past, the ‘01 -’02 or ‘98-’99 downturns? What’s changed this time and how do you see the business this time around?

Steve Jumper — Dawson Geophysical — President, CEO
That’s a tough question, Collin. Because every time I think you and I talk about it something else changes. You know, go back to ‘98, oil fell to $10 and we were predominantly oil driven which we did little if any natural gas work. So I still think we have exposure to these large shale plays. I think being exposed to both oil and natural gas makes it quite a bit different from where it was in ‘98. I think we are a different company than we were in ‘98.
When you look at our market share in ‘98 we were operating six crews and there were probably — I don’t know, there might have been maybe 80 or 90 crews working in the lower 48. We have 16 of roughly 58 to 60 crews operating. We are the largest provider of services in terms of crew count in the lower 48. So, we have a different market position than we had. We have a greater exposure of, geographically, we have offices in Denver, Oklahoma City, Houston, Michigan. We have a broader base of contacts within the industry than we had ten years ago.
From a crew operational standpoint we have certainly wider geographic exposure than we did in ‘98. In ‘98 we were predominantly Western — West of the Mississippi, East of the Rockies. We are working from Pennsylvania to California and from Texas to North Dakota, so we have a wide geographic exposure. I think our equipment base is better than it was in ‘98. We were certainly state of the art at the time with the MRX and the RSR Equipment.
But we are — we have invested into new vibrators and invested into eight of the ARAM Systems. We operate about 54,000 channels of ARAM systems or channels. And so our ability to increase channel count and be more competitive, provide better images,

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FINAL TRANSCRIPT
Feb. 04. 2009 /10:00AM, DWSN — Q1 2009 Dawson Geophysical Earnings Conference Call
field multiple 10,000 channel crews is certainly a strength. And our balance sheet is just outstanding as it has been in the past. And I think Pierre mentioned some opportunities earlier. And we will certainly take a look at all opportunities across the board.
I don’t know if — well, I will put it to you this way. I feel better right now than I did in ‘98. We are seeing continued work. We are seeing bids comes in. We have clients talking about things. In ‘98, things shut down and bids were hard to come by. There is still some bidding activity. I think there is opportunity for us to continue to work in various parts of the country. And I like our position in this downturn very well. I can’t think of anywhere else I would rather be than right here.

Collin Gerry — Raymond James — Analyst
Okay. I appreciate the color, thanks, guys.

Operator
Your next question comes from the line of Gary Lenhoff with Ironworks Capital.

Gary Lenhoff — Ironworks Capital — Analyst
Good morning. I was hoping you might quantify for us with a little more detail what the level of maintenance CapEx you expect to be for the balance of the fiscal year.

Steve Jumper — Dawson Geophysical — President, CEO
You know, Gary, I honestly don’t have an answer for that right now. We are watching costs and expenditures very, very closely. We are really not even at a maintenance capital requirement level. We are strictly at a necessary maintenance requirement. We will obviously take some things out of service short term and we will get it in good shape and ready to go when demand picks back up. I’m not attempting in any way to be evasive. But I would suspect, barring any changes in market conditions, that our capital expenditures will be very, very minimal moving forward.

Gary Lenhoff — Ironworks Capital — Analyst
Okay. Thanks.

Operator
At this time, there are no further questions. Mr. Jumper, are there any closing remarks?

Steve Jumper — Dawson Geophysical — President, CEO
Well, thank you Cynthia. Thanks for your help. I want to thank everybody for listening in to the conference call. I particularly want to thank our employees for their continued effort, our clients for their continued trust and our shareholders for their continued support. We have enjoyed the time with you. We will speak to you again at the end of the next quarter and we will be in San Francisco in two weeks for the Enercom World Service Conference and that presentation will be a web cast. You will be able to access it off our website, www.dawson3d.com. Thank you for your time. We will talk to you soon.

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FINAL TRANSCRIPT
Feb. 04. 2009 /10:00AM, DWSN — Q1 2009 Dawson Geophysical Earnings Conference Call
Operator
Ladies and gentlemen, this concludes today’s conference call. You may now disconnect.

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